Exhibit 99.1

Paysign, Inc. Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Annual Report on Form 10-K

HENDERSON, Nev.--(BUSINESS WIRE)-- Paysign, Inc. (NASDAQ: PAYS), a vertically integrated provider of innovative prepaid card programs, digital banking and processing services for corporate, consumer and government applications, today announced that it received a standard notice from The Nasdaq Stock Market LLC (“Nasdaq”) stating that, as a result of not having timely filed the company’s annual report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”), the company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic financial reports with the Securities and Exchange Commission (“SEC”). The notice from Nasdaq has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

Under Nasdaq’s listing rules, the company has 60 calendar days from the date of the notice, or until June 1, 2020, to submit a plan to regain compliance. The company has now filed its Form 10-K and expects that Nasdaq will accept this filing as curing the company’s deficiency.

As previously disclosed in its Notification of Late Filing on Form 12b-25 filed with the SEC on March 16, 2020, the company was delayed in its filing of its Form 10-K as a result of completing the audit of the financial statements required in the Form 10-K.

About Paysign, Inc.

Paysign, Inc (NASDAQ: PAYS) is an experienced and trusted prepaid debit card payment solutions provider as well as an integrated payment processor that has managed millions of prepaid debit cards in its portfolio. Paysign conceptualizes, develops and manages payment solutions, prepaid card programs, and customized payment services. Paysign’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. Paysign’s customizable solutions offer significant cost savings while improving brand recognition and customer loyalty. For over 15 years healthcare companies, major pharmaceutical companies, multinationals, prestigious universities, and social media companies have relied on Paysign to provide state of the art prepaid payment programs tailored to their unique requirements. Paysign is a registered trademark of Paysign, Inc. in the United States and other countries. For more information visit us at paysign.com, or follow us on Facebook, Twitter, and LinkedIn.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements curing the company’s deficiency with Nasdaq, are forward-looking statements that involve risks and uncertainties. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the inability to continue our current growth rate in future periods, identified material weaknesses in our internal control over financial reporting which could, if not remediated, adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner, a downturn in the economy, including as a result of COVID-19, could reduce our customer base and demand for our products and services, which could have an adverse effect on our business, financial condition, profitability, and cash flows, operating in a highly regulated environment, failure by us or business partners to comply with applicable laws and regulations, changes in the laws, regulations, credit card association rules or other industry standards affecting our business, and a data security breach could expose us to liability and protracted and costly litigation. Except to the extent required by federal securities laws, the company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contacts

Paysign, Inc.

Jim McCroy, 702-749-7269

Investor Relations

ir@paysign.com

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